SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant  ☐

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☒ Definitive Proxy Statement
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HAVERTY FURNITURE COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, Georgia 30342

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 14, 2003

Dear Fellow Stockholder:

The Annual Meeting of the Stockholders of Haverty Furniture Companies, Inc., will be held at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland on Wednesday May 14, 2003, at 10:00 a.m. for the following purposes:

1.	To elect Directors.

2.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 21, 2003, are entitled to notice of, and to vote at, this meeting.

By order of the Board of Directors

Jenny Hill Parker Vice President, Secretary and Treasurer

Atlanta, Georgia
March 28, 2003

WE URGE EACH STOCKHOLDER TO PROMPTLY
VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE.
PLEASE FOLLOW THE DIRECTIONS ON YOUR PROXY CARD CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
ELECTION OF DIRECTORS
Nominees for Election by Holders of Common Stock
Information Regarding the Board and its Committees
Attendance and Compensation of Directors
Information Regarding Beneficial Ownership of Directors and Management
EXECUTIVE COMPENSATION
Executive Officers
Report on Executive Compensation
Information Regarding Executive Officer Compensation
Compensation Pursuant to Stock Options
Retirement Plan
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION
Certain Relationships and Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
STOCKHOLDER RETURN PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
HOUSEHOLDING INFORMATION
AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
OTHER MATTERS
AUDIT COMMITTEE CHARTER

PROXY STATEMENT

Page No.

Questions and Answers	1
Election of Directors
Nominees for Directorship	4
Board Committees	6
Attendance and Compensation	6
Security Ownership of Directors and Executive Officers	8
Executive Compensation
Executive Officers	10
Report of the Executive Compensation and Employee Benefits Committee on Executive Compensation	11
Summary of Cash and Certain Other Compensation	13
Stock Options	14
Pension Plans	15
Change in Control Agreements	17
Report of the Audit Committee	19
Independent Auditors	20
Other Director and Executive Officer Information
Certain Relationships and Transactions	21
Section 16(a) Beneficial Ownership Reporting Compliance	21
Stock Price Performance Graph	22
Security Ownership of Certain Beneficial Owners	24
Additional Information
Proposals of Stockholders	21
Householding Information	26
Availability of Form 10-K	26
Other Matters	26
Audit Committee Charter	A-1

HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, Georgia 30342

Annual Meeting of Stockholders

PROXY STATEMENT

      Our Board of Directors is furnishing you this Proxy Statement to solicit proxies on its behalf at the 2003 Annual Meeting of Stockholders of Haverty Furniture Companies, Inc., (“we,” the “Company” or “Havertys”). The meeting will be held on May 14, 2003, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, beginning promptly at 10:00 a.m. local time. We anticipate that this Proxy Statement and the accompanying proxy will first be mailed to our stockholders on or about April 4, 2003.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q.	Why am I receiving this Proxy Statement and proxy card?

A.	You are receiving a Proxy Statement and proxy card from us because you own shares of our stock. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Q.	What am I voting on?

A.	You will be voting on the election of the directors.

Q.	Why are there two groups of Directors?

A.	The owners of Common Stock and Class A Common Stock vote as separate classes in the election of directors. The owners of Common Stock are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election. The owners of Class A Common Stock are entitled to elect the remaining number of directors standing for election.

Q.	Who is entitled to vote?

A.	You may vote if you owned stock as of the close of business on March 21, 2003. With respect to all stockholder matters, owners of Common Stock are entitled to one vote for each share held. The owners of Class A Common Stock are entitled to ten votes for each share held except for the election of directors, which owners are entitled to one vote for each share held. As of March 21, 2003, we had 17,281,540 shares of $1.00 par value Common Stock and 4,525,876 shares of $1.00 par value Class A Common Stock outstanding.

Q.	What is the difference between a stockholder “of record” and a stockholder who holds stock in “street name”?

A.	If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

Q.	What is a proxy?

A.	It is your legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you sign the proxy card, you appoint Dennis L. Fink and Jenny H. Parker as your representatives at the meeting.

Q.	How do I vote before the meeting?

A.	You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you hold your shares in street name, you may have the option to vote by telephone or the Internet, in addition to mail, depending on the bank’s or broker’s voting processes. Please follow the directions on your proxy card carefully.

Q.	Can I vote at the meeting?

A.	You may vote your shares at the meeting if you attend in person, regardless if whether you have submitted a proxy. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

Q.	Can I change my mind after I vote?

A.	You may change your vote at any time before the polls close at the meeting. You may do this by either signing another proxy with a later date and returning it to us prior to the meeting or voting at the meeting.

Q.	How will the proxies vote on any other business brought up at the meeting?

A.	By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the annual meeting. We do not know of any other business to be considered at the annual meeting. The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Q.	What if I return my proxy card but do not provide voting instructions?

A.	Proxies that are signed and returned but do not contain instructions will be voted “For” each of the matters set forth in the Notice accompanying this Proxy Statement.

Q.	What does it mean if I receive more than one proxy card?

A.	It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank, which may be reached at 1-800-568-3476.

Q.	Will my shares be voted if I do not provide my proxy?

A.	Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers’ unvoted shares, which are referred to as “broker non-votes,” on certain “routine” matters, including the election of directors. Shares represented by broker non-votes are counted for purposes of establishing a quorum. At our meeting, shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors, but will not be counted for any other matters to be voted on because other matters would not be considered “routine” under the applicable rules. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Q.	How are the Company’s shares in the Havertys 401(k) Savings Plan and Retirement Plan and Trust voted?

A.	The Trustees of the Plans vote the shares in accordance with instructions from Havertys’ Executive Compensation and Employee Benefits Committee of the Board of Directors.

Q.	How many votes must be present to hold the meeting?

A.	Your shares are counted as present at the meeting if you attend the meeting to vote in person or if you properly return a proxy. In order for us to conduct our meeting, a majority of our outstanding shares of the combined classes of common stock as of March 21, 2003, must be present in person or by proxy at the meeting. This is referred to as a quorum.

Q.	How many votes are needed to elect directors?

A.	The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted, whether by broker non-vote (which is described above), or otherwise, will have no impact on the election of directors. Unless a properly executed proxy card is marked “Withhold Authority,” the proxy given will be voted “For” the nominees for director.

Q.	Are votes confidential?

A.	We will continue our long-standing practice of holding the votes of all stockholders in confidence except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote.

Q.	How is this proxy solicitation being conducted?

A.	We will bear all costs of this solicitation and distribution of proxy materials. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

ELECTION OF DIRECTORS

General

Eleven directors are to be elected at the annual meeting to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Our articles of incorporation provide that our Board of Directors be elected with stockholders of each of the two classes of stock voting separately by class. At this annual meeting, three directors will be elected by the holders of Common Stock and eight will be elected by the holders of Class A Common Stock. It is intended that the accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the stockholder indicates to the contrary on the proxy. The election of the Company’s directors requires a plurality of votes cast at the meeting by the holders of the respective classes of common stock. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Nominating and Corporate Governance Committee of the Board of Directors, and the Board of Directors.

The following sets forth for each nominee his or her age, a brief description of his or her principal occupation and business experience during the last five years, certain other directorships held and how long he or she has been a director of Havertys.

Nominees for Election by Holders of Common Stock

L. Phillip Humann, 57, has been a director of the Company since 1992. Mr. Humann is Chairman of the Board, President and Chief Executive Officer of SunTrust Banks, Inc., a multi-bank holding company. From 1991 to 1998 he served as President of SunTrust Banks. Mr. Humann is also a director of Coca-Cola Enterprises Inc. and Equifax, Inc.

Terence F. McGuirk, 52, has been a director of the Company since June 2002. Mr. McGuirk is Vice Chairman, Turner Broadcasting System, Inc., a subsidiary of AOL Time Warner, a producer of news and entertainment product and provider of programming for the basic cable industry and Chief Executive Officer, Turner Sports Teams, an owner and manager of three Atlanta sports franchises: the Thrashers, the Braves and the Hawks. Prior to April 2001, he was Chairman and Chief Executive Officer, TBS, Inc. Mr. McGuirk is also a director of Scientific Atlanta, Inc., Piedmont Hospital Medical Center, The Sea Island Company, the Georgia Research Alliance and Westminster School.

Vicki R. Palmer, 49, has been a director of the Company since November 2001. Ms. Palmer is Corporate Senior Vice President, Treasurer and Special Assistant to the CEO of Coca-Cola Enterprises Inc., a bottler of soft drink products. Prior to December 1999, she was Corporate Vice President and Treasurer of Coca-Cola Enterprises Inc. Ms. Palmer is also a director of First Tennessee National Corporation, Spelman College, and Woodward Academy.

Nominees for Election by Holders of Class A Common Stock

Rawson Haverty, Sr., 82, has been a director of the Company since 1947. Mr. Haverty is Chairman Emeritus of the Company. He served as Chairman of the Board from 1984 to 2000 and as Chief Executive Officer from 1955 to 1990.

Clarence H. Ridley, 60, has been a director of the Company since 1979. Mr. Ridley is Chairman of the Board of Havertys. He served as the Company’s Vice Chairman from 1996 until his appointment as Chairman effective January 2001. From 1977 to 2000, Mr. Ridley was a Partner at the law firm King & Spalding. Mr. Ridley is also a director of Carvel Holdings Corporation and a Trustee of STI Classic Funds and STI Classic Variable Trust.

John T. Glover, 56, has been a director of the Company since 1996. Mr. Glover is Chairman of the Board, J & SG Investments, LLP, an owner and operator of real estate properties. From March 2000 until February 2003, he was Vice Chairman of Post Properties, Inc., a real estate investment trust that develops and operates upscale multifamily apartment communities. From 1984 to 2000 he served as President of Post Properties, Inc. Mr. Glover is also a trustee of Emory University, a director of Emory Healthcare, Inc. and Post Properties, Inc.

Rawson Haverty, Jr., 46, has been a director of the Company since 1992. Mr. Haverty is Senior Vice President, Real Estate and Development of Havertys.

Mylle B. Mangum, 54, has been a director of the Company since May 1999. Ms. Mangum is Chief Executive Officer of True Marketing Services, LLC, a marketing services company. From May 1999 to July 2002, she was Chief Executive Officer of MMS Incentives, LLC, a private equity company concentrating on high-tech marketing solutions. From March 1997 to May 1999, Ms. Mangum served as Senior Vice President, Expense Management and Strategic Planning of Carlson Wagonlit Travel, a travel and hospitality company. Ms. Mangum is also a director of Barnes Group, Inc., Payless Shoe Source, Inc. and Scientific Atlanta, Inc.

Frank S. McGaughey, III, 54, has been a director of the Company since 1995. Mr. McGaughey was named a Partner of the law firm of Powell, Goldstein, Frazer & Murphy in 1980.

Clarence H. Smith, 52, has been a director of the Company since 1989. Mr. Smith is President and Chief Executive Officer of Havertys. He served as President and Chief Operating Officer from May 2002 to January 2003. Mr. Smith was named Chief Operating Officer of Havertys in May 2000 and served as Senior Vice President, General Manager, Stores, from 1996 to 2000.

Fred L. Schuermann, 57, has been a director of the Company since November 2001. Mr. Schuermann was President and Chief Executive Officer of Ladd Furniture, Inc., a furniture manufacturer from 1996 until he retired in 2001. He was Chairman of Ladd Furniture, Inc. from 1998 until its acquisition by La-Z-Boy, Inc. in January 2000.

Rawson Haverty, Sr., a director of the Company, is the father of Rawson Haverty, Jr., and uncle of Clarence H. Ridley and Clarence H. Smith, all of whom are directors and officers of the Company. Clarence H. Ridley, Clarence H. Smith and Rawson Haverty, Jr. are first cousins.

Information Regarding the Board and its Committees

The Company’s Board of Directors has an Executive Committee, an Audit Committee, an Executive Compensation and Employee Benefits Committee, and a Nominating and Corporate Governance Committee.

The Executive Committee exercises all the powers of the Board of Directors in the management of the current and ordinary business of the Company during the intervals between the meetings of the Board of Directors as conferred by Havertys’ By-Laws and as governed by law. The Executive Committee is composed of Clarence H. Ridley, Clarence H. Smith, L. Phillip Humann and Mylle B. Mangum. The Executive Committee held two meetings during 2002.

The Executive Compensation and Employee Benefits Committee (the “Compensation Committee”) reviews the compensation of the Chairman, Chief Executive Officer and other officers of the Company, reviews executive bonus plan allocations, and grants stock options to Havertys’ officers and employees under its Stock Option Plan. The Compensation Committee also serves as Administrator for all formal employee benefit plans of the Company and oversees and gives guidance for all other Havertys employee benefit programs and policies. The Compensation Committee met twice during 2002. The following independent directors are the present members of the Compensation Committee: Mylle B. Mangum, Frank S. McGaughey, III, and Terence F. McGuirk.

Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this proxy statement. The Audit Committee is governed by a written Charter approved by the Board of Directors and each member of the Audit Committee is “independent” as defined under the listing standards of the New York Stock Exchange. A copy of the Charter is included in Appendix A.

The Nominating and Corporate Governance Committee, formed in 2003, is responsible for overseeing matters of corporate governance, and reviewing possible candidates for the Board of Directors and recommending the nominees for directors to the Board of Directors for approval. The Nominating and Corporate Governance Committee will consider suggestions from many sources, including nominees recommended to it in writing by stockholders. The members of the Nominating and Corporate Governance Committee are: Frank S. McGaughey, III, Vicki R. Palmer, and Fred L. Schuermann.

Attendance and Compensation of Directors

The Board held a total of four meetings with an average attendance of 95% and acted two times by unanimous consent during 2002. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and Committees on which he or she served.

Retainer fees to directors are paid semi-annually each year on May 1 and November 1. Annual fees for employee directors are $3,000 and fees for non-employee directors are $30,000. The Directors’ Compensation Plan adopted by the Board of Directors and approved by stockholders in 1996, provides for the semi-annual portion of the annual retainer fee to be paid on May 1 each year in shares of the Company’s Common Stock valued at the closing price on that day. The remaining portion of the annual fee may be paid in cash or in shares of Common Stock, at the election of the director. In addition to the annual retainer, each non-employee director receives a fee of $1,250 for attendance at each Board meeting and each meeting of a Board committee on which such director serves.

Havertys maintains a Directors’ Deferred Compensation Plan that permits all directors who choose participation in the Plan to defer to a future date receipt of payment of retainer fees and/or meeting fees (meeting fees being applicable only to non-employee directors) which would otherwise be paid in cash or in shares of Common Stock for their services. Under the Plan, such deferred fees (to be accrued in a director’s account in the form of an equivalent number of shares of Common Stock and/or cash), plus accrued interest (at a rate determined annually by the Executive Committee in accordance with the Plan), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments on the date or dates that had been pre-determined and elected by such director upon his initial election to participate in the Plan, or in accordance with the terms of the Plan. Six directors will participate in the Plan in 2003.

Pursuant to an automatic grant provision under the Company’s 1998 Stock Option Plan, the Plan authorizes that each non-employee director be granted, on a pre-determined date annually, an option to purchase 6,000 shares of Common Stock at an exercise price equal to the market price of such stock on the date of grant. On October 31, 2002, options were granted to Havertys’ seven non-employee directors covering an aggregate of 42,000 shares of Common Stock at an exercise price per share of $12.84. These options were granted to John T. Glover, L. Phillip Humann, Mylle B. Mangum, Frank S. McGaughey, III, Terence F. McGuirk, Vicki R. Palmer and Fred L. Schuermann.

Information Regarding Beneficial Ownership of Directors and Management

The following information is provided with respect to the number of shares of the Company’s Common Stock and/or Class A Common Stock beneficially owned as of February 28, 2003, by each nominee for director, each director not standing for reelection, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, the person shown possesses sole voting and investment powers with respect to the amounts shown.

				Class A
	Common Stock			Common Stock

	Shares			Shares
Name or Number of	Beneficially		Percent	Beneficially		Percent
Persons in Group	Owned		of Class	Owned		of Class

Nominees for Holders of Common Stock
L. Phillip Humann	85,897	(a)	*	—		—
Vicki R. Palmer	7,393	(b)	*	—		—
Terence F. McGuirk	6,882	(c)	*	—		—
Nominees for Holders of Class A Common Stock
Rawson Haverty, Sr.	244,215	(d)	1.41%	1,168,874	(e)	25.83%
Clarence H. Ridley	66,105	(f)	*	486,366	(g)	10.75%
John T. Glover	52,627	(h)	*	—		—
Rawson Haverty, Jr.	71,028	(i)	*	161,674	(j)	3.57%
Mylle B. Mangum	27,292	(k)	*	—		—
Frank S. McGaughey, III	58,171	(l)	*	—		—
Clarence H. Smith	117,646	(m)	*	647,628	(n)	14.31%
Fred L. Schuermann	7,393	(o)	*	—		—
Directors not standing for re-election and/or Named Executive Officers
Fred J. Bates	153,445	(p)	*	79,646	(l)	1.76%
John E. Slater, Jr.	181,837	(q)	1.05%	7,416	(r)	*
M. Tony Wilkerson	149,753	(s)	*	630	(t)	*
Dennis L. Fink	174,241	(u)	1.01%	—		—
21 Executive Officers and Directors as a Group	1,802,559	(v)	10.42%	2,561,458	(w)	56.60%

*	Less than 1% of outstanding shares of class.

(a)	This amount includes unexercised options to purchase 30,000 shares.

(b)	This amount includes unexercised options to purchase 6,000 shares.

(c)	This amount includes unexercised options to purchase 6,000 shares.

(d)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 48,412 shares. This amount also includes unexercised options to purchase 20,000 shares.

(e)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 440,638 shares.

(f)	Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,860 shares. This amount also includes 43,000 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2003.

(g)	Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,860 shares and sole voting power with respect to 88,429 shares.

(h)	This amount includes unexercised options to purchase 30,000 shares.

(i)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 3,500 shares. This amount also includes 43,250 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2003.

(j)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 7,150 shares.

(k)	This amount includes unexercised options to purchase 24,000 shares.

(l)	Of this amount, Mr. McGaughey has shared voting and investment power with respect to 10,000 shares. This amount also includes unexercised options to purchase 30,000 shares.

(m)	Of this amount, Mr. Smith has shared voting and investment power with respect to 14,300 shares. This amount also includes 46,250 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2003.

(n)	Of this amount, Mr. Smith has sole investment and voting power with respect to 75,130 shares, shared investment power and voting with respect to 1,450 shares and discretionary voting power with respect to 571,048 shares pursuant to revocable proxies granted to him by Mrs. Betty H. Smith and Mr. Alex W. Smith. These proxies will continue in effect until revoked by the grantors and may be revoked at any time.

(o)	This amount includes unexercised options to purchase 6,000 shares.

(p)	This amount includes 21,000 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2003.

(q)	Of this amount, Mr. Slater has shared voting and investment power with respect to 50,802 shares. This amount includes unexercised options to purchase 55,000 shares.

(r)	Of this amount, Mr. Slater has shared voting and investment power with respect to 300 shares.

(s)	This amount includes 44,000 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2003.

(t)	Of this amount, Mr. Wilkerson has shared voting and investment power with respect to 240 shares.

(u)	This amount includes 55,000 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2003.

(v)	Of this amount, the persons included in this group have shared voting and investment power with respect to 149,454 shares. This amount also includes 709,035 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2003.

(w)	Of this amount, the persons included in this group have shared voting and investment power with respect to 452,838 shares, discretionary voting power with respect to 571,048 shares pursuant to revocable proxies and sole voting power with respect to 88,429 shares.

EXECUTIVE COMPENSATION

Executive Officers

Executive officers are elected annually by the Board following the Annual Meeting of Stockholders to serve until the meeting of the Board following the next Annual Meeting. The following table sets forth the name of certain executive officers and the principal positions and offices he holds with Havertys. Unless otherwise indicated, each of these officers has served as an executive officer of Havertys for at least 5 years.

Name	Information about Executive Officers

Clarence H. Ridley	Chairman of the Board since January 2001. From 1977 to 2000, Mr. Ridley was a Partner at the law firm King & Spalding. He served as the Company’s Vice Chairman from 1996 until his appointment as Chairman effective January 2001. Mr. Ridley is 60.
John E. Slater, Jr.	Former Chief Executive Officer. Mr. Slater was named President and Chief Executive Officer in 1994. He served as President until May 2002 and Chief Executive Officer through December 2002. Mr. Slater is 68.
Clarence H. Smith	President and Chief Executive Officer. Mr. Smith was named President in May 2002 and Chief Executive Officer effective January 2003. He served as Chief Operating Officer from May 2000 to January 2003. He was responsible for the operations of the Company’s stores from 1996 to 2000 as Senior Vice President and General Manager, Stores. Mr. Smith is 52.
Dennis L. Fink	Executive Vice President and Chief Financial Officer. Mr. Fink has oversight responsibility for Havertys’ information technology in addition to the Company’s finance related functions. Mr. Fink is 51.
M. Tony Wilkerson	Senior Vice President, Marketing. Mr. Wilkerson has responsibility for the Company’s merchandising, supply chain management and advertising. Mr. Wilkerson is 57.

Report on Executive Compensation

The Executive Compensation and Employee Benefits Committee of the Board of Directors, which we refer to in this report as the Committee, determines salary and bonus arrangements for all executive officers of the Company. The Committee is composed of non-employee and independent directors.

The Committee reviews and approves the proposed compensation of the Company’s Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Committee reviews all awards made to executives under the Company’s stock plans.

Under the supervision of the Committee, Havertys has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of Havertys’ executives with those of its stockholders. The objectives of

Havertys’ compensation program are to:

•	Support the achievement of the Company’s strategic operating objectives;

•	Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance;

•	Align the executives’ financial interests with the success of Havertys by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Havertys and individual performance); and

•	Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

The Company’s executive compensation program consists of base salary, annual cash incentive compensation in the form of performance bonuses, long-term incentive compensation in the form of stock options, supplemental executive benefits and various other benefits, including life and medical insurance plans.

Base Salaries: It is the Committee’s objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive’s experience, responsibility level and performance, and that are competitive with the salary levels offered to executives sought out by other companies engaged in the same or similar lines of business with revenues in a range comparable to those of Havertys and companies of similar size and complexity of operations. The Committee will monitor the salaries of all corporate officers annually and make any adjustments it deems appropriate.

Bonuses: For fiscal 2002, the annual bonuses available to Havertys’ market area and regional managers and corporate executive officers were based upon quantitative measures of the Company’s financial performance as measured by profits before bonuses, LIFO provision and income taxes (“corporate profits”). Market area and regional manager bonuses are based on a pre-set formula related to annual profits produced in such area or region. Bonus amounts for executive officers, department heads and other key persons are based on the profits of the Company and assessment of individual contribution. These bonuses are determined subjectively by the Committee.

Total bonuses earned for fiscal year 2002 by 85 individuals amounted to $4,945,000, an increase of $564,000, or 12.9%, as compared to the 2001 bonuses. Of this amount 23.4% was earned by the five officers holding the five most highly compensated positions during fiscal year 2002.

In 2000, corporate profits increased 7.3% from the prior year, and net income of the Company increased 1.6%, as compared to an overall increase in bonuses of 9.8%. Diluted earnings per share for 2000 before the cumulative effect of a change in accounting principle increased 10.1%. In 2001, corporate profits decreased

17.5% from the prior year and income before the cumulative effect of a change in accounting principle of the Company decreased 18.5% as compared to an overall decrease in bonuses of 12.0%. Diluted earnings per share decreased 19.1% to $1.06. In 2002, corporate profits increased 6.7% from the prior year, and net income of the Company increased 7.1%, as compared to an overall increase in bonuses of 12.9%. Diluted earnings per share increased 3.6% to $1.10.

Equity Incentives: The Company’s 1998 Stock Option Plan currently is the basis for Havertys’ long-term incentive plan for executives and key employees. The purpose of the 1998 Stock Option Plan is to promote the interests of Havertys and its stockholders by providing officers and other employees (including directors who are employees) of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of Havertys and to acquire a proprietary interest in the long-term success of the Company.

During fiscal year 2002, option awards were made to approximately 169 of Havertys’ employees covering an aggregate of 521,300 shares of Common Stock. All options were granted with an exercise price equal to the market value of the Company’s Common Stock at the date of grant and have a term of ten years. The options become exercisable beginning up to one year from the date of grant with annual vesting schedules based on the number of shares per individual grant. Grants of under 2,000 shares vest after one year; grants of 2,000 to 5,000 shares vest ratably over two years; grants of 5,000 to 10,000 shares vest 30%, 30% and 40% over three years; and grants of 10,000 or more shares vest ratably over four years. Additionally, vesting is accelerated for optionees reaching age 65, such that any remaining options become fully vested.

Chief Executive Officer: In setting the Chief Executive Officer’s compensation, the Committee considers salary, bonus and stock options as discussed above. The principal burden of corporate management decisions is carried by a Management Committee that is appointed by the Chief Executive Officer and which is currently comprised of the Named Executive Officers and five other officers; however, the Chief Executive Officer bears final responsibility for such management decisions.

Traditionally, the compensation of the Chief Executive Officer and other executive officers has increased or decreased in relation to the profitability of the Company, as well as its market position and in light of competitive compensation levels. Based upon a review of available information on public companies as discussed above, the Committee believes that the compensation of the Chief Executive Officer of Havertys is comparable to the compensation of chief executive officers of other such companies.

Section 162(m): To the extent readily determinable and as one of the factors in its consideration of the various components of executive compensation, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options and exercises under the mutual fund option plan) depend upon the timing of an executive’s vesting or exercise of previously granted rights.

Further, interpretations of and changes in the tax laws and other factors beyond the Committee’s control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances be able to limit executive compensation to that amount deductible under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Submitted by the Executive Compensation and Employee Benefits Committee of Havertys’ Board of Directors.

Mylle B. Mangum, Chairman
Frank S. McGaughey, III
Terence F. McGuirk

Information Regarding Executive Officer Compensation

The following table discloses compensation paid or accrued by Havertys to or on behalf of each person who served as the Company’s Chief Executive Officer during 2002 and the four other highest-paid executive officers during 2002 (the “Named Executive Officers”).

Summary Compensation Table

					Long Term
					Compensation
		Annual Compensation			Awards

					Securities	All
				Other	Underlying	Other
Name and			Bonus	Annual	Options	Compensation
Principal Position	Year	Salary	(a)	Compensation (b)	(#)	(c)

Clarence H. Ridley (d)
Chairman of the Board	2002	$375,000	$210,000	$3,000	22,000	$3,225
since January 2001	2001	265,000	210,000	3,000	75,000	2,075
John E. Slater, Jr. (e)	2002	375,000	300,000	3,000	—	3,225
Former Chief	2001	350,000	310,000	3,000	35,000	2,725
Executive Officer	2000	350,000	420,000	3,000	20,000	2,611
Clarence H. Smith (f)	2002	300,000	265,000	3,000	22,000	3,187
President and Chief	2001	260,000	210,000	3,000	30,000	2,680
Executive Officer	2000	220,000	235,000	3,000	20,000	2,611
Dennis L. Fink
Executive Vice President	2002	300,000	210,000	—	18,000	2,647
and Chief Financial	2001	260,000	210,000	—	25,000	2,529
Officer	2000	260,000	275,000	—	20,000	2,611
M. Tony Wilkerson	2002	230,000	172,000	3,000	14,000	3,225
Senior Vice President,	2001	220,000	172,000	3,000	20,000	2,725
Marketing	2000	220,000	215,000	3,000	16,000	2,611

(a)	The amount shown represents the total bonus awarded to the Named Executive Officer including any portion deferred under the Havertys Top Hat Mutual Fund Option Plan (see Mutual Fund Option Plan).

(b)	The amounts shown represent the annual retainer fees paid to those Named Executive Officers who are also directors for their services on the Company’s Board of Directors. One-half of the amount shown must be paid in shares of the Company’s Common Stock and at the election of the director, the remaining half may be paid in cash or shares as provided by the Directors’ Compensation Plan.

(c)	The amounts shown represent Company contributions to the account of the Named Executive Officer pursuant to the Company’s 401(k) Plan.

(d)	Mr. Ridley was elected Chairman effective January 1, 2001.

(e)	Mr. Slater was President until May 2002 and retired as Chief Executive Officer on December 31, 2002.

(f)	Mr. Smith was elected President in May 2002 and Chief Executive Officer effective January 1, 2003.

Compensation Pursuant to Stock Options

The following table provides information on option grants in the year ended December 31, 2002, to the Named Executive Officers:

Option Grants in Last Fiscal Year

					Alternative
					Grant Date
	Individual Grants				Value (b)

		% of Total
	Number of	Options			Grant Date
	Securities	Granted to			Present Value
	Underlying	Employees	Exercise or		(Using Black-
	Options	in Fiscal	Base Price	Expiration	Scholes Option
Name	Granted (#)(a)	Year	(Per Share)	Date	Pricing Model)

Clarence H. Ridley	22,000	4.21%	$12.90	12-19-2012	$115,500
John E. Slater, Jr.	—	—	—
Clarence H. Smith	22,000	4.21%	12.90	12-19-2012	115,500
Dennis L. Fink	18,000	3.45%	12.90	12-19-2012	94,500
M. Tony Wilkerson	14,000	2.68%	12.90	12-19-2012	73,500

(a)	Options granted on December 19, 2002 and vest in annual increments of 25% beginning April 30, 2004.

(b)	These amounts are the result of calculations based upon the Black-Scholes pricing model. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved or if achieved, will exist at the time of any option exercise.

      Assumptions Used for Black-Scholes Model:

Risk-Free Rate (i):	4.0%	Contractual Term (Years):	10
Volatility (ii):	41.9%	Expected Life (Years):	6
Dividend Yield:	1.35%

(i)	Based on US Stripped Treasury Securities with similar maturities to the expected life of the option term.

(ii)	Based on 490 consecutive beginning-of-week stock prices.

The exercise price of each grant is equal to the market price on the grant date. The Black-Scholes option value for those grants made December 19, 2002 was $5.25 per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

The following table provides certain information concerning the exercise of stock options during the fiscal year ended December 31, 2002, by the Named Executive Officers and the fiscal year end value of unexercised options held by such persons under the Company’s 1993 Non-Qualified Stock Option Plan and 1998 Stock Option Plan:

	Options Exercised in 2002		All Outstanding Options

			Number of Securities
	Shares	Value	Underlying Unexercised		Value of Unexercised
	Acquired on	Realized	Options at Fiscal		In-the-Money Options at
Name	Exercise (#)	(a)	Year End (#)		Fiscal Year End (a)

			Exercisable	Unexercisable	Excercisable	Unexercisable

Clarence H. Ridley	6,000	$43,260	24,250	90,750	$62,872	$79,891
John E. Slater, Jr.	45,000	327,375	55,000	—	45,500	—
Clarence H. Smith	34,000	367,624	33,750	73,250	49,594	59,281
Dennis L. Fink	50,000	307,810	43,750	64,250	87,344	52,281
M. Tony Wilkerson	28,000	177,974	35,000	51,000	69,875	41,425

(a)	Values are calculated by subtracting the exercise price from the market price of the stock as of the exercise date or year-end, as appropriate.

Retirement Plan

The Company maintains a tax-qualified, non-contributory defined benefit retirement plan (the “Retirement Plan”). All employees of the Company are eligible to participate upon completion of one year of service and reaching age 21. Officers are eligible to participate in the Retirement Plan, but directors are not eligible unless they are also full-time employees. Annual contributions to the Retirement Plan are made in amounts determined by the Retirement Plan’s actuaries to be sufficient to fund the benefits to be paid and to meet regulatory requirements.

The Retirement Plan provides for the payment of fixed monthly benefits upon an employee’s normal retirement at age 65. Benefits may also be paid upon early retirement as provided in the Retirement Plan. Benefits upon retirement are based upon years of service (up to a maximum of 40 years for calculating such benefits) and final average earnings. “Final average earnings” means the average annual earnings for the five consecutive years in which a participant had the highest earnings during the last ten years of employment. Compensation for purposes of computing annual benefits under the Retirement Plan includes basic salary, wages, overtime pay, bonuses, commissions, amounts contributed to the 401(k) plan by the employee and other direct compensation included in the IRS Form W-2.

The table below illustrates the estimated annual benefits payable upon retirement under the Retirement Plan to persons in specified years of service and compensation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement during 2002. The compensation amounts shown are compensation in the final year of employment. For purposes of determining final average earnings, a 5% per year increase in earnings was used for prior years.

	Years of Service
2002
Compensation	15	20	25	30	35		40 or More

$50,000	$4,543	$6,057	$7,571	$9,085	$10,599		$12,113
100,000	12,043	16,058	20,072	24,087	28,101		32,116
150,000	19,544	26,059	32,574	39,088	45,603		52,118
200,000*	27,045	36,060	45,075	54,090	63,105		72,120
250,000*	34,546	46,061	57,576	69,092	80,607		92,122
300,000*	42,047	56,062	70,078	84,093	98,109		112,124
350,000*	49,547	66,063	82,579	99,095	115,611		132,126
400,000*	57,048	76,064	95,080	114,096	133,113		152,129
450,000*	64,549	86,065	107,582	129,098	150,614		172,131	*
500,000*	72,050	96,067	120,083	144,100	168,116	*	192,133	*
550,000*	79,551	106,068	132,584	159,101	185,618	*	212,135	*

*	Under existing federal laws, earnings used to calculate benefits under the Retirement Plan may not exceed $200,000 for 2002 and 2003. Also, annual benefits under the Retirement Plan may not exceed $160,000 for 2002 and 2003 regardless of the benefit amount otherwise produced by the Retirement Plan formula. These limits are subject to future adjustments for cost of living increases. Annual benefits in the above table do not reflect either of these limits, and are in addition to any amounts payable from Social Security.

The years of service accrued to the Named Executive Officers are as follows:

Years of Service
Accrued
Employee	As of 12/31/02

Clarence H. Ridley	2
John E. Slater, Jr.	46
Clarence H. Smith	29
Dennis L. Fink	10
M. Tony Wilkerson	26

Supplemental Executive Retirement Plan

On November 3, 1995, the Board of Directors adopted a non-qualified Supplemental Executive Retirement Plan (the “Plan”), effective January 1, 1996, for the benefit of those employees whose retirement benefits would otherwise be reduced by the limitation imposed by federal pension law and I.R.S. regulations on the amount of compensation that may be taken into account in computing benefits under a defined benefit retirement plan. Federal pension law and I.R.S. regulations currently prohibit providing benefits on annual compensation above $200,000 for 2002 and 2003. Under the provisions of the 1996 Supplemental Plan, participation in the Plan will be automatic for any employee who has pay that cannot be included in computing benefits under the Company’s defined benefit Retirement Plan because it exceeds the I.R.S. limit; however, the total amount of annual retirement benefits that may be paid to an eligible participant in the Plan from all sources (Retirement Plan, Social Security and the 1996 Supplemental Plan) may not exceed $125,000. [See “Retirement Plan” (p. 17) for information on the amount of benefits which the Named Executive Officers are eligible to receive upon retirement.]

Mutual Fund Option Plan

On January 15, 1999, the Board of Directors adopted the Havertys Top Hat Mutual Fund Option Plan (“the Plan”). The Plan covers certain executives and employees as designated by the Executive Committee of the Board of Directors. The Plan is designed to accumulate retirement funds for selected employees, including the executive officers. The Plan allows participants to defer up to 100% of their bonus compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus he or she would have otherwise received. The Plan required participants to defer 100% of their 1998 awarded bonus compensation and subsequent bonuses are deferrable, all or in part, by advance election by covered employees. The Plan is administered by the Company.

Agreements with Executives Regarding Change in Control

On February 7, 1997, and February 23, 2001, the Board of Directors approved agreements (each an “Agreement”) between the Company and certain executive officers of the Company, including each of the Named Executive Officers. These Agreements provide for certain cash payments and continuation of benefits in the event of a Change in Control or Potential Change in Control of the Company, as defined in the Agreements. Generally, a “Change in Control” shall be deemed to have occurred if (i) any person becomes a beneficial owner of 20% or more of the combined voting power of the Company’s outstanding securities (other than Rawson Haverty, Mrs. Betty Haverty Smith, Clarence H. Ridley, John Rhodes Haverty, M.D., and Frank S. McGaughey, Jr., and their spouses, lineal descendants, heirs, administrators or representatives), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director approved by two-thirds of the directors then in office cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or statutory share exchange with any other corporation (other than a transaction which results in the Company’s outstanding voting securities prior thereto continuing to represent at least 75% of the combined voting power of the Company’s outstanding securities, or a transaction in which no person acquires more than 50% of the combined voting power of the Company’s outstanding securities), or (iv) the stockholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company’s assets.

Messrs. Clarence H. Ridley, John E. Slater, Jr., Clarence H. Smith, Dennis L. Fink and M. Tony Wilkerson have each entered into an agreement providing that: upon termination of the executive’s employment following a Change in Control and during the term of the Agreement, unless termination is for cause, by reason of death, disability or retirement, or by the executive without “Good Reason” as defined in the Agreement, or if termination occurs prior to a Change in Control but following a Potential Change in Control in which the Company has entered into an agreement, the consummation of which will constitute a Change in Control, the Company will:

(a)	pay to the executive a lump severance payment in cash equal to the sum of (1) the higher of two times the executive’s annual base salary in effect immediately prior to the event upon which the notice of termination is based or two times the average of the executive’s annual base salary for the three years immediately prior to the event upon which the notice of termination is based, and (2) the higher of two times the amount paid to the executive as an annual discretionary bonus in the year preceding the year in which the date of termination occurs or two times the average amount paid in the three years preceding that in which the date of termination occurs;

(b)	pay to the executive a lump sum amount in cash equal to the sum of any annual discretionary bonus which has been allocated or awarded to the executive for a complete fiscal year preceding the date of termination but has not yet been paid and a pro rata portion of an annual discretionary bonus for the fiscal year in which the date of termination occurs (based upon the discretionary bonus paid or awarded in the most recently completed fiscal year);

(c)	at the option of the executive, repurchase of all options held by the executive for a lump sum amount in cash equal to the product of the spread (the value of one share of stock less the per share exercise price) times the number of shares covered by each option. The value of the stock for purposes of determining the spread shall be the higher of the current market value per share or the highest per share price paid for shares within the six months preceding or after any Change in Control;

(d)	for 24 months after the date of termination, arrange to provide the executive with life, disability, accident and health insurance benefits substantially similar to those which the executive is receiving immediately prior to the notice of termination.

In addition, following a Change in Control and during the term of the Agreement, during any period that the executive fails to perform full-time duties as a result of incapacity due to physical or mental illness, the Company will pay the executive’s full salary together with all compensation and benefits payable to the executive until the executive’s employment is terminated by the Company for disability. If the executive’s employment is terminated for any reason following a Change in Control and during the term of the Agreement, the Company will pay the executive’s full salary through the date of termination together with all compensation and benefits payable through the date of termination, and will pay the executive’s normal post-termination compensation and benefits as such payments become due in accordance with the Company’s retirement, insurance and other compensation or benefit plans or programs.

The Company may reduce payments under any agreement in accordance with provisions of the Agreement in order to insure that the total payments to an executive will be deductible pursuant to Section 280G of the Internal Revenue Code of 1986, as amended. The term of each agreement is for a period of one year commencing on January 1 and will renew automatically each January 1 thereafter for a period of one year unless earlier terminated under the agreement or in the event a Change of Control occurs prior to such January 1. If a Change in Control occurs during the term of the agreement, the agreement will continue in effect for a period of not less than 36 months beyond the month in which the Change in Control occurred.

Rawson Haverty, Jr., has also entered into an Agreement with the Company on identical terms and conditions described above, except that the severance payments with respect to annual base salary and bonus shall be with respect to one year’s base salary and one year’s annual bonus (or the average of the annual salary and the annual bonus over the pervious three years, whichever is higher) as opposed to twice such amounts, and post-termination insurance benefits shall be provided for 12 months after termination as opposed to 24 months.

Agreements with Retired Chief Executive Officer

On October 31, 2002, the Board of Directors approved certain agreements in connection with the retirement of John E. Slater, Jr. The Company will retain Mr. Slater’s services as a Senior Advisor during 2003 at an annual salary of $175,000 plus reimbursement of customary expenses. Effective January 1, 2004, Mr. Slater will receive for two years an annual retainer of $12,000 plus reimbursement of customary expenses for certain assignments on behalf of Havertys. Effective January 1, 2004, Mr. Slater will cease to be enrolled in Havertys’ medical plan. The Company has agreed to reimburse Mr. Slater for expenses related to the purchase by him of a “Medigap” policy for him and his spouse. The Medigap policy will provide supplemental medical and prescription drug coverage beyond Medicare limits. Reimbursements will be for actual annual premiums, not to exceed $5,000 per person per year. The Company’s Supplemental Executive Retirement Plan (SERP) was also amended to provide Mr. Slater an additional $50,000 SERP payment per year. Mr. Slater’s Retirement Plan and SERP benefits began January 1, 2003.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards, No. 61, “Communication with Audit Committees,” as amended, and also the auditors’ independence from management and the Company including the matters in the written disclosures and letter from the independent auditors required by Independence Standards Board, Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with Havertys’ internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of Havertys’ financial reporting. The Committee held two meetings during fiscal 2002. The Chairman of the Committee or his designee also held telephonic meetings with management and the independent auditors prior to each quarterly earnings release.

Based on the discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Havertys’ Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of Havertys’ Board of Directors.

John T. Glover, Chairman
Vicki R. Palmer
Fred L. Schuermann

March 22, 2003

INDEPENDENT AUDITORS

Ernst & Young LLP served as the independent auditors for the Company during the year ended December 31, 2002. Although the Board of Directors has not yet selected independent auditors for Havertys for the fiscal year ended December 31, 2003, it is expected that Ernst & Young LLP will be chosen. No representative of Ernst & Young LLP will be present at the annual meeting.

Audit Fees

General. Ernst & Young LLP billed Havertys an aggregate of $213,400 for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and for the limited reviews of the unaudited financial statements included in Havertys’ Form 10-Qs for 2002.

Financial Information Systems Design and Implementation Fees. During 2002 Ernst & Young LLP did not perform any services with regard to financial information systems design and implementation.

All Other Fees. The aggregate fees billed for other services provided by Ernst & Young LLP were $244,300 during 2002, primarily consisting of $91,300 for audit related services, including fees for the issuance of special reports related to rent calculations, the audit of Havertys’ employee benefit plans, and accounting consultations and assessments; $40,800 for tax compliance and related tax services and $112,200 for tax consulting services related to the valuation of inventory.

The Audit Committee of the Board of Directors has considered whether providing these non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Certain Relationships and Transactions

L. Phillip Humann, a director of the Company, is Chairman of the Board of Directors, President, and Chief Executive Officer of SunTrust Banks, Inc. (“SunTrust”). SunTrust provides commercial banking, trust and transfer agent services to Havertys on terms comparable to other customers similarly situated. During 2002, the Company’s unsecured committed revolving credit agreement was replaced. The new agreement, among SunTrust and five other commercial banks, provides that Havertys can borrow up to $80 million for general corporate purposes over a three and a half-year period and $45 million over a 364-day period. Rates of interest under this credit agreement are competitive. SunTrust earned arrangement fees totaling $150,000 with respect to this transaction. SunTrust also provided services to the Company during 2002 in connection with the structuring of a $20 million operating lease facility for which the Havertys paid fees to SunTrust totaling $250,000. As of December 31, 2002, the Company’s indebtedness to SunTrust totaled $23.4 million. During 2001, SunTrust made a $25 million 364-day secured loan to Havertys for which upfront fees of $75,000 were paid. The Company had no similar transactions requiring disclosure during 2000. In the opinion of Management, the terms of such banking, credit, and capital markets’ transactions are fair and reasonable and as favorable to Havertys as those which could be obtained from unrelated third parties at the time of their execution.

Clarence H. Ridley, Chairman of the Company’s Board of Directors, is a Trustee of STI Classic Funds and STI Classic Variable Trust. These investment funds are advised by Trusco Capital Management, Inc., a subsidiary of SunTrust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Havertys’ directors, certain officers and any persons who own more than 10% of Havertys’ Class A Common Stock or Common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Havertys believes that all filing requirements under Section 16(a) were complied with during 2002 except for the following: Rawson Haverty, Sr., filed a Form 4 by the third day rather than within the new two-day reporting requirement for the sale of 15,000 shares of Havertys’ Common Stock on December 23, 2002.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company, at 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342, no later than December 18, 2003, for inclusion in the Company’s Proxy Statement for the 2004 Annual Meeting.

In connection with the Company’s Annual Meeting of Stockholders to be held in 2004, if the Company does not receive notice of a matter or proposal to be considered by February 25, 2004, then the persons appointed by the Board of Directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal raised at the annual meeting.

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S&P Smallcap 600 Index for the period of five years commencing December 31, 1997, and ending December 31, 2002.

The graph below assumes that the value of the investment in the Company’s Common Stock or Class A Common Stock and each index was $100 on December 31, 1997, and that all dividends were reinvested.

COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
HAVERTY FURNITURE COMPANIES, INC.
NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
THE S&P SMALLCAP 600 INDICES

Haverty Furniture Companies, Inc.

NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores and S&P Smallcap 600 Indices

$100 Value	1997	1998	1999	2000	2001	2002

Haverty Furniture Cos., Inc. — Common Stock	$100.00	$158.15	$192.80	$153.60	$261.39	$222.76
Haverty Furniture Cos., Inc. — Class A Common	$100.00	$147.54	$201.91	$152.52	$264.47	$229.48
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores	$100.00	$125.13	$172.96	$139.42	$191.49	$143.90
S&P Smallcap 600	$100.00	$98.70	$110.94	$124.03	$132.14	$112.81

$100 Value	1997	1998	1999	2000	2001	2002

Haverty Furniture Cos., Inc. — Common Stock	N/A	58%	22%	-20%	70%	-15%
Haverty Furniture Cos., Inc. — Class A Common	N/A	48%	37%	-24%	73%	-13%
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores	N/A	25%	38%	-19%	37%	-25%
S&P Smallcap 600	N/A	-1%	12%	12%	7%	-15%

The Company is also presenting a ten-year performance graph in this proxy statement as an alternative benchmark to give a longer-term perspective.

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S&P 600 Smallcap Index for the period of ten years commencing December 31, 1992, and ending December 31, 2002.

The graph below assumes that the value of the investment in the Company’s Common Stock or Class A Common Stock and each index was $100 on December 31, 1992, and that all dividends were reinvested.

COMPARISON OF TEN YEAR TOTAL RETURN AMONG
HAVERTY FURNITURE COMPANIES, INC.
NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
THE S&P SMALLCAP 600 INDICES.

Haverty Furniture Companies, Inc.

NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores and S&P Smallcap 600 Indices

$100 Value	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002

Haverty Furniture Cos., Inc. — Common Stock	$100.00	$151.69	$106.08	$128.29	$107.76	$131.16	$207.43	$252.87	$201.46	$342.83	$292.16
Haverty Furniture Cos., Inc. — Class A Common	$100.00	$165.72	$111.60	$145.15	$116.85	$136.71	$201.71	$276.03	$208.52	$361.57	$313.73
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores	$100.00	$160.55	$148.76	$114.14	$137.45	$230.31	$288.19	$398.35	$321.10	$441.02	$331.41
S&P Smallcap 600	$100.00	$118.78	$113.12	$147.01	$178.35	$223.98	$221.06	$248.48	$277.80	$295.96	$252.68

$100 Value	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002

Haverty Furniture Cos., Inc. — Common Stock	N/A	52%	-30%	21%	-16%	22%	58%	22%	-20%	70%	-15%
Haverty Furniture Cos., Inc. — Class A Common	N/A	66%	-33%	30%	-19%	17%	48%	37%	-24%	73%	-13%
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores	N/A	61%	-7%	-23%	20%	68%	25%	38%	-19%	37%	-25%
S&P Smallcap 600	N/A	19%	-5%	30%	21%	26%	-1%	12%	12%	7%	-15%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following information is provided with respect to all persons known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock and/or Class A Common Stock as of February 28, 2003. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

		Class A
	Common Stock	Common Stock
	Beneficially	Beneficially
	Owned and	Owned and
Name and Address of	Percent	Percent
Beneficial Owner	of Class	of Class

Rawson Haverty, Sr.	*	1,168,874	(a)
780 Johnson Ferry Road, Suite 800		25.83%
Atlanta, Georgia 30342
Clarence H. Smith	*	647,628	(b)
780 Johnson Ferry Road, Suite 800		14.31%
Atlanta, Georgia 30342
Clarence H. Ridley	*	486,366	(c)
780 Johnson Ferry Road, Suite 800		10.75%
Atlanta, Georgia 30342
Mrs. Betty Haverty Smith	*	470,076	(d)
2771 Peachtree Road, NE		10.39%
Atlanta, Georgia		30305
Frank S. McGaughey, Jr., and Ridge Partners, L.P.	*	408,510	(e)
3180 Lemons Ridge		9.03%
Atlanta, Georgia 30339
Bank of America Corporation	*	259,588	(f)
NationsBank Corporate Center		5.74%
100 N. Tryon Street
Charlotte, North Carolina 28255
Dimensional Fund Advisors, Inc.	875,500 (g)	*
1299 Ocean Avenue - 11th Floor	5.06%
Santa Monica, California 90401
Putnam, LLC d/b/a Putnam Investments	1,081,499 (h)	*
One Post Office Square	6.25%
Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.	1,649,700 (i)	*
100 E. Pratt Street	9.53%
Baltimore, Maryland 21202

*	Less than 5% of outstanding shares of class.

(a)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 440,638 shares.

(b)	Of this amount, Mr. Smith has sole investment and voting power with respect to 75,130 shares, shared investment power and voting with respect to 1,450 shares and discretionary voting power with respect to 571,048 shares pursuant to revocable proxies granted to him by Mrs. Betty H. Smith and Mr. Alex W. Smith. These proxies will continue in effect until revoked by the grantors and may be revoked at any time.

(c)	Of this amount, Mr. Ridley has sole investment and voting power with respect to 396,076 shares, shared voting and investment power with respect to 1,860 shares, and has sole voting power with respect to 88,429 shares.

(d)	The shares shown were reported to be held as of 11/39/02 by Mrs. Smith in a Schedule 13D filed with the Securities and Exchange Commission. Of this amount Mrs. Smith has sole investment power with respect to 424,958 shares and shared voting and investment power with respect to 45,118 shares. Mrs. Smith executed a proxy granting discretionary voting power to Mr. Clarence H. Smith. The proxy will continue in effect until revoked by Mrs. Smith and may be revoked at any time.

(e)	The shares shown were reported to be held as of 12/31/99 by Frank S. McGaughey, Jr., and Ridge Partners, L.P. (“Ridge Partners”) in a Schedule 13G filed with the Securities and Exchange Commission. Mr. McGaughey is the general partner of Ridge Partners and disclaims beneficial ownership of the shares beneficially owned by Ridge Partners, except to the extent of his partnership interest.

(f)	The shares shown were reported to be held beneficially as of 12/31/01 by Bank of America Corporation in a Schedule 13G filed with the Securities and Exchange Commission. The amount shown includes 253,574 shares for which Mr. Haverty has shared voting and investment power. Accordingly, these shares are also included in Mr. Haverty’s beneficial ownership.

(g)	The shares shown were reported to be held beneficially as of 12/31/02 by Dimensional Fund Advisors, Inc. in a Schedule 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares shown in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(h)	The shares shown were reported to be beneficially held as of 12/31/02 by Putnam, LLC d/b/a Putnam Investments (“Putnam”) in a Schedule 13G filed with the Securities and Exchange Commission. Putnam wholly owns two registered investment advisers: Putnam Investment Management, LLC., which is the investment adviser to the Putnam family of mutual funds and The Putnam Advisory Company, LLC., which is the investment adviser to Putnam’s institutional clients. Both subsidiaries have dispository power over the shares as investment manager, but each of the mutual funds’s trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, LLC has shared voting power over the shares held by the institutional clients. Pursuant to Rule 13d-4, Putnam expressly disclaims that it is, in fact, the beneficial owner of such shares.

(i)	The shares shown were reported to be beneficially held as of 12/31/02 by T. Rowe Price Associates, Inc. in a Schedule 13G filed with the Securities and Exchange Commission. The shares are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

HOUSEHOLDING INFORMATION

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of the Company’s common stock who share the same address or household may not receive separate copies of this Proxy Statement and our 2002 Annual Report. We will promptly deliver an additional copy of either document to you if you write us at the following address: 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342 — Attention: Investor Relations.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

The Company’s Annual Report to Stockholders for the year ended December 31, 2002, which includes certain financial information about the Company, is being mailed to stockholders together with this Proxy Statement. Additional copies of the Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference), are available without charge to stockholders upon written request to Investor Relations, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342. These documents and other information may also be accessed from the Company’s website — www.havertys.com.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not informed of any matters, other than those stated above, that will be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the Board of Directors

Jenny Hill Parker Vice President, Secretary and Treasurer

March 28, 2003
Atlanta, Georgia

APPENDIX A

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and submit it to the Board of Directors for approval and adoption. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. A member of the Committee shall be considered independent if the Board of Directors determines in its business judgment that such member has no relationship that may interfere with the exercise of independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls, the Company’s internal audit function, the annual independent audit of the Company’s financial statements, and the Company’s legal compliance and ethics programs as established by management and the Board. In so doing, the Committee shall maintain free and open communication with the Company’s independent auditors, the Company’s internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate, if it deems such action appropriate, any matter brought to its attention, and shall have full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee, together with the Board, will take the appropriate actions to reinforce the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement or modify them as appropriate.

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders. The Committee shall have the authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and any matters which the Committee believes are included in the written disclosures required by the Independence Standards Board and such other matters as the Committee deems appropriate. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors, subject to shareholders’ approval.

•	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s systems of monitoring and managing business risk, and the Company’s legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and with the independent auditors, with and without management present, to discuss the results of their respective examinations.

•	At least one member of the Committee shall review the interim financial statements with management and the independent auditors in connection with the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss with the independent auditors the results of the quarterly review and any other matters communicated to the Committee by the independent auditors. The chair, or other member designated by the chair, of the Committee may represent the Committee for the purposes of this quarterly review.

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including the judgment of management and the independent auditors, about the quality and not just acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates by management, and the clarity of the disclosures in the Company’s financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters communicated to the Committee by the independent auditors under generally accepted auditing standards and such other matters as the Committee may deem appropriate.

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HAVERTY FURNITURE COMPANIES, INC.
PROXY — SOLICITED BY BOARD OF DIRECTORS
2003 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder(s) in HAVERTY FURNITURE COMPANIES, INC., hereby appoints and constitutes JENNY H. PARKER and DENNIS L. FINK, or either of them, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the annual meeting of stockholders of the Company to be held on May 14, 2003, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, at 10:00 A.M., or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

        PROPOSAL 1 TO BE VOTED ON ONLY BY HOLDERS OF COMMON STOCK

1.    To elect three directors of the Company for terms of one year, and until their successors are elected and qualified:

☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed

L. Phillip Humann	Terence F. McGuirk	Vicki R. Palmer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

        PROPOSAL 2 TO BE VOTED ON ONLY BY HOLDERS OF CLASS A COMMON STOCK

2.    To elect eight directors of the Company for terms of one year, and until their successors are elected and qualified:

☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed

Rawson Haverty, Sr.	Clarence H. Smith	Rawson Haverty, Jr.	Frank S. McGaughey, III
Clarence H. Ridley	John T. Glover	Mylle B. Mangum	Fred L. Schuermann

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

(Continued on reverse side)

(Continued from other side)

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Signature

Signature

Date

Please date and sign exactly as name(s) appears on reverse side. When signing as an attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.